UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2017 (August 16, 2017)

L. B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

L.B. Foster Company (the “Company”) announced that, on August 16, 2017, its Board of Directors appointed Mr. James P. Maloney as Senior Vice President, Chief Financial Officer, and Treasurer of the Company, with his term commencing effective September 18, 2017 (the “Start Date”). Mr. Maloney will serve in such positions until a successor has been selected and qualified or until his earlier separation or removal.

Mr. Maloney, age 49, most recently served as Chief Financial Officer of First Insight, Inc., a privately-held enterprise providing consumer data to retailers and brands to assist in the design, selection, pricing, and marketing of products, since February 3, 2014. Prior to First Insight, Mr. Maloney was employed by H.J. Heinz Company from 2005 to 2014, last serving as Vice President – Global Financial Planning and Supply Chain Finance from 2012 to 2014, where he managed strategic and annual operating plans, monthly forecasts, and also the capital expenditure process; developed restructuring programs; was responsible for supply chain strategic decisions and commodity-hedging strategy; and oversaw general and financial accounting. Mr. Maloney holds a Bachelor of Science degree from Clarion University and a Master of Business Administration degree from the University of Pittsburgh, and is a Certified Public Accountant.

Robert P. Bauer, President and Chief Executive Officer of the Company, commented on the appointment, “I am very pleased that Jim has decided to join the management team. He brings to the position of Chief Financial Officer valuable experience and leadership qualities developed during a successful career.”

In connection with his employment with the Company, Mr. Maloney will be paid an annual base salary of $315,000, and will be eligible to receive a 2017 cash bonus (at target) equal to 50% of his base salary, if earned. On the Start Date, Mr. Maloney will be granted long-term incentive awards under the Company’s equity plan with a target payout of $225,000, consisting of 25% payable in restricted stock vesting in 33 1/3% increments over three years (subject to his continued employment with the Company), and 75% in performance share units which, if earned, based upon the achievement of the applicable performance goals, would be paid at the end of the three-year performance period. As an officer of the Company, he will be entitled to the benefit of the Company’s directors’ and officers’ insurance, Company-paid long-term disability and life insurance premiums, financial counseling, a Company car allowance, participation in the Supplemental Executive Retirement Plan, and separation payments under the Company Key Employee Separation Plan in the event of both a change in control and qualifying termination of employment. He will also be eligible to participate in other medical and benefit programs generally offered to employees of the Company. Mr. Maloney has signed a Confidentiality, Intellectual Property, and Non-Compete Agreement which provides for restrictions on competition for one year post-separation, and non-solicitation of customers and employees for two years after termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company (Registrant)

Date: August 22, 2017	/s/ Patrick J. Guinee
	Name:	Patrick J. Guinee
	Title:	Vice President, General Counsel & Corporate Secretary